                               EXHIBIT 24.1

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Phillips W. Smith his attorney-in-fact with the power of substitution, for him in any and all capacities, to sign any amendments to the Registration Statement on Form S-3 of Zycad Corporation to be filed on May 16, 1997, to sign any amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact, or his substitutes, may do or cause to be done by virture hereof.



Signature                                   Title                           Date


/s/ Horst G. Sandfort
-------------------------
   (Horst G. Sandfort)     President, GateField Division and Director    May 14, 1997

/s/ Benjamin Huberman
-------------------------
   (Benjamin Huberman)     Director                                      May 14, 1997

/s/ James R. Fiebiger
-------------------------
   (James R. Fiebiger)     Director                                      May 14, 1997